                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                           --------------------------


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 1998
                                                        ------------------


                               BROADCAST.COM INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                     000-24591                  75-2600532
---------------------------           ----------             -------------------
State or Other Jurisdiction           Commission                (IRS Employer
      of Incorporation                File Number            Identification No.)



        2914 Taylor Street
           Dallas, Texas                                           75226
----------------------------------------                  ----------------------
(Address of Principal Executive Offices)                          Zip Code



Registrant's telephone number, including area code:        (214) 748-6660
                                                       -------------------------

                                 Not Applicable.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     This 8-K/A filing amends an 8-K filed on December 15, 1998. Item 7 is hereby amended to state as follows:

Item 7.  Financial Statements and Exhibits.

  (a)  Financial statements of business acquired.

       (A) The following financial statements of the business acquired are filed herewith:


                                                                               PAGE
                                                                               ----
           (i)    Report of Independent Accountants                              1

           (ii)   Balance Sheets at December 31, 1996 and 1997 and at
                  September 30, 1998 (unaudited)                                 2

           (iii)  Statements of Operations for the period from March 1, 1996
                  (Inception) to December 31, 1996, for the year ended
                  December 31, 1997 and the nine months ended September 30,
                  1997 (unaudited) and September 30, 1998 (unaudited)            3

           (iv)   Statements of Stockholders' Deficit for the period from
                  March 1, 1996 (Inception) to December 31, 1996, for the
                  year ended December 31, 1997 and the nine months ended
                  September 30, 1998 (unaudited)                                 4

           (v)    Statements of Cash Flows for the period from March 1, 1996
                  (Inception) to December 31, 1996, for the year ended
                  December 31, 1997 and the nine months ended September 30,
                  1997 (unaudited) and September 30, 1998 (unaudited)            5

           (vi)   Notes to Financial Statements                                  6

       (B) Pro Forma financial statements (unaudited)

                                                                               PAGE
                                                                               ----
           (i)    Pro Forma Balance Sheet at December 31, 1996                P-1

           (ii)   Pro Forma Balance Sheet at December 31, 1997                P-2

           (iii)  Pro Forma Balance Sheet at September 30, 1998               P-3

           (iv)   Pro Forma Statements of Operations for the year ended
                  December 31, 1996                                           P-4

           (v)    Pro Forma Statements of Operations the year ended December
                  31, 1997                                                    P-5

           (vi)   Pro Forma Statements of Operations for the nine months
                  ended September 30, 1997                                    P-6

           (vii)  Pro Forma Statements of Operations for the nine months
                  ended September 30, 1998                                    P-7

           (viii) Notes to Pro Forma Financial Statements                     P-8

       (C) Exhibits

          Exhibit Number     Description
          --------------     -----------
                2.1          Agreement and Plan of Reorganization, dated as of November 16, 1998, by and among broadcast.com inc., SN Acquisition, Inc. and Simple
                             Network Communications, Inc.

                23.1         Consent of PricewaterhouseCoopers LLP

                99.1         Press Release dated December 1, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of broadcast.com inc.


In our opinion, the accompanying balance sheets and the related statements of operations and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Simple Network Communications, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from March 1, 1996 (Inception) to December 31, 1996 and for the year ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying balance sheet of Simple Network Communications, Inc. as of September 30, 1998, and the related statements of operations and stockholders' deficit and of cash flows for the nine month periods ended September 30, 1997 and 1998 were not audited by us and, accordingly, we do not express an opinion on them.





PricewaterhouseCoopers LLP

Dallas, Texas
January 19, 1999

SIMPLE NETWORK COMMUNICATIONS, INC.

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                   DECEMBER 31,               SEPTEMBER 30,
                                                              1996              1997              1998
                                                          ------------      ------------      ------------
                                                                                               (UNAUDITED)
Assets
Current assets:
    Cash and cash equivalents                             $      2,741      $      3,651      $     83,296
    Prepaid expenses                                             1,000            27,418            46,492
                                                          ------------      ------------      ------------

        Total current assets                                     3,741            31,069           129,788

Property and equipment, net                                    127,540         1,258,380         1,643,740
Other assets                                                     1,179           119,774           184,096
                                                          ------------      ------------      ------------

        Total assets                                      $    132,460      $  1,409,223      $  1,957,624
                                                          ============      ============      ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable                                      $     38,639      $    469,367      $    721,600
    Accrued liabilities                                         10,299            68,918           101,198
    Deferred revenue                                            57,679           272,208           384,300
    Income tax payable                                          24,571                --                --
    Loans from stockholders, current portion (Note 8)            4,909                --                --
    Notes payable, current portion                                  --                --           143,654
    Capital lease obligations, current portion                      --           382,397           439,979
    Line of credit                                                  --                --            86,299
                                                          ------------      ------------      ------------

        Total current liabilities                              136,097         1,192,890         1,877,030
                                                          ------------      ------------      ------------

Loans from stockholders, net of current portion                  2,266                --                --
Notes payable, net of current portion                               --                --           576,996
Capital lease obligations, net of current portion                   --           371,506           408,741
                                                          ------------      ------------      ------------

        Total liabilities                                      138,363         1,564,396         2,862,767
                                                          ------------      ------------      ------------

Commitments and contingencies (Notes 5 and 7)

Stockholders' deficit:
    Common stock, $.01 par value; 2,000, 2,062
      and 2,062 shares authorized, respectively,
      2,000 shares issued and outstanding                           20                20                20
    Additional paid-in capital                                   2,030             2,030             2,030
    Common stock subscribed                                         --            45,000            45,000
    Accumulated deficit                                         (7,953)         (202,223)         (952,193)
                                                          ------------      ------------      ------------

        Total stockholders' deficit                             (5,903)         (155,173)         (905,143)
                                                          ------------      ------------      ------------

        Total liabilities and stockholders' deficit       $    132,460      $  1,409,223      $  1,957,624
                                                          ============      ============      ============

   The accompanying notes are an integral part of these financial statements.

SIMPLE NETWORK COMMUNICATIONS, INC.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                     MARCH 1, 1996
                                      (INCEPTION)       YEAR ENDED            NINE MONTHS ENDED
                                    TO DECEMBER 31,    DECEMBER 31,            SEPTEMBER 30,
                                         1996              1997             1997             1998
                                    ---------------    ------------      -----------      -----------
                                                                                 (UNAUDITED)
Total revenues                        $   292,469      $  2,292,676      $ 1,504,864      $ 3,391,750

Operating expenses:
    Operations                            114,500           800,999          565,334        1,561,699
    Sales and marketing                    49,720           783,259          463,427          714,765
    General and administrative             89,385           498,424          270,677          990,082
    Depreciation and amortization          17,848           287,008          173,248          755,568
                                      -----------      ------------      -----------      -----------

      Total operating expenses            271,453         2,369,690        1,472,686        4,022,114
                                      -----------      ------------      -----------      -----------

      Net operating income (loss)          21,016           (77,014)          32,178         (630,364)

Interest and other expenses                 4,138            74,004           46,921          119,606
                                      -----------      ------------      -----------      -----------

      Net income (loss) before
        income tax provision               16,878          (151,018)         (14,743)        (749,970)
                                      -----------      ------------      -----------      -----------

Provision for income taxes                 24,571            43,252           25,860               --
                                      -----------      ------------      -----------      -----------

      Net loss                        $    (7,693)     $   (194,270)     $   (40,603)     $  (749,970)
                                      ===========      ============      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

SIMPLE NETWORK COMMUNICATIONS, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------

                                                                                   COMMON STOCK
                                              COMMON STOCK        ADDITIONAL        SUBSCRIBED
                                           ---------------------    PAID-IN    ---------------------  ACCUMULATED
                                            SHARES      AMOUNT      CAPITAL      SHARES     AMOUNT      DEFICIT       TOTAL
                                           ---------   ---------   ---------   ---------   ---------  -----------   ---------
Balances, March 1, 1996 (Inception)               --   $      --   $      --          --   $      --   $      --    $      --

Issuance of common stock to stockholders       2,000          20       2,030          --          --          --        2,050

Net loss                                          --          --          --          --          --      (7,693)      (7,693)

Distributions to stockholders                     --          --          --          --          --        (260)        (260)
                                           ---------   ---------   ---------   ---------   ---------   ---------    ---------

Balances, December 31, 1996                    2,000          20       2,030          --          --      (7,953)      (5,903)

Common stock subscribed                           --          --          --          62      45,000          --       45,000

Net loss                                          --          --          --          --          --    (194,270)    (194,270)
                                           ---------   ---------   ---------   ---------   ---------   ---------    ---------

Balances, December 31, 1997                    2,000          20       2,030          62      45,000    (202,223)    (155,173)

Net loss                                          --          --          --          --          --    (749,970)    (749,970)
                                           ---------   ---------   ---------   ---------   ---------   ---------    ---------

Balances, September 30, 1998 (unaudited)       2,000   $      20   $   2,030          62   $  45,000   $(952,193)   $(905,143)
                                           =========   =========   =========   =========   =========   =========    =========

   The accompanying notes are an integral part of these financial statements.

SIMPLE NETWORK COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                MARCH 1, 1996                         NINE MONTHS ENDED
                                                               (INCEPTION) TO     YEAR ENDED            SEPTEMBER 30,
                                                                 DECEMBER 31,    DECEMBER 31,    ----------------------------
                                                                   1996              1997            1997            1998
                                                               --------------    ------------    ------------    ------------
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                   $       (7,693)   $   (194,270)   $    (40,603)   $   (749,970)
    Adjustments to reconcile net loss to net cash provided
      by operating activities:
        Depreciation and amortization                                  17,848         287,008         173,248         755,568
        Common stock compensation                                          --          45,000              --              --
        Change in operating assets and liabilities:
           Prepaid expenses                                            (1,000)        (26,418)          1,000         (19,074)
           Other assets                                                (1,209)       (118,746)        (66,817)        (64,322)
           Accounts payable                                            38,639         430,728          71,270         252,233
           Accrued liabilities                                         10,299          58,619          28,200          32,280
           Deferred revenue                                            57,679         214,529         138,988         112,092
           Income tax payable                                          24,571         (24,571)        (24,571)             --
                                                               --------------    ------------    ------------    ------------

               Net cash provided by operating activities              139,134         671,879         280,715         318,807
                                                               --------------    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Property and equipment expenditures                              (132,448)       (503,296)       (139,658)       (749,312)
                                                               --------------    ------------    ------------    ------------

               Net cash used in investing activities                 (132,448)       (503,296)       (139,658)       (749,312)
                                                               --------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of common stock                                                2,050              --              --              --
    Proceeds from line of credit                                           --              --              --          86,299
    Proceeds from notes payable                                            --              --              --         750,000
    Payments on notes payable                                              --              --              --         (29,350)
    Proceeds from stockholder loans                                     4,000              --              --              --
    Payments on stockholder loans                                      (9,735)         (7,175)         (7,175)             --
    Dividends paid to stockholder                                        (260)             --              --              --
    Payments on capital lease obligations                                  --        (160,498)       (108,517)       (296,799)
                                                               --------------    ------------    ------------    ------------

               Net cash provided by (used in) financing
               activities                                              (3,945)       (167,673)       (115,692)        510,150
                                                               --------------    ------------    ------------    ------------

  Net increase in cash and cash equivalents                             2,741             910          25,365          79,645

Cash and cash equivalents at beginning of period                           --           2,741           2,741           3,651
                                                               --------------    ------------    ------------    ------------

Cash and cash equivalents at end of period                     $        2,741    $      3,651    $     28,106    $     83,296
                                                               ==============    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during year for:
      Income taxes                                             $           --    $     82,294
                                                               ==============    ============
      Interest                                                 $        4,138    $     73,924
                                                               ==============    ============

SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING
  AND INVESTING ACTIVITIES:
    Property, plant and equipment contributed by stockholder   $       12,910    $         --
                                                               ==============    ============
    Capital lease acquisitions                                 $           --    $    914,104
                                                               ==============    ============

   The accompanying notes are an integral part of these financial statements.

SIMPLE NETWORK COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Simple Network Communications, Inc. (the "Company"), incorporated on March 1, 1996, is a provider of inexpensive web-site hosting services to the Internet community. The Company's facilities, located in San Diego, California, host web-sites for customers located both domestically and internationally.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less when purchased.

       PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are 2 years for computer and equipment, and 5 years for furniture and fixtures. Repairs and maintenance are charged to expense as incurred.

       The Company is the lessee of computer and computer peripheral equipment under capital leases with effective interest rates ranging from 12.2% to 75.9%. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. Except for capital leases which transfer title to the Company or contain bargain purchase options, assets held under capital leases are amortized over their lease terms. Assets held under capital leases which transfer title to the Company or contain bargain purchase options are amortized over their estimated productive lives.

       REVENUE RECOGNITION

       The Company recognizes revenue as services are rendered. Services paid in advance are recorded as deferred revenue.

       INCOME TAXES

       The Company presents income taxes pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("FAS 109"). FAS 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is required. A valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company's ability to recognize the benefits of the assets in future years.

       DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts of cash and cash equivalents and accrued liabilities approximate fair value because of the short-term nature of these financial instruments. The carrying amounts of capital lease obligations approximate their fair values based on interest rates currently available to the Company for borrowings with similar terms and maturities.

SIMPLE NETWORK COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       ADVERTISING COSTS

       Advertising costs are expensed as incurred. Total advertising expense was approximately $45,062 and $616,191 for the period from March 1, 1996 (Inception) to December 31, 1996, and for the year ended December 31, 1997, respectively.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

       In June 1998, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"), was issued and is effective for fiscal years beginning after June 15, 1999. FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Company believes that adoption of the standard will not have a material impact on the Company's consolidated results of operations or financial position.

       In June 1997, the Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("FAS 130"), was issued. FAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. Reclassification of financial statements for earlier periods provided for comparative purposes is required upon adoption. FAS 130 is effective for fiscal years beginning after December 15, 1997. The Company believes that the adoption of the standard will not have a material impact on the Company's consolidated results of operations or financial position.

       In June 1997, Statement of Financial Accounting Standards No. 131, Disclosure About Segments of an Enterprise and Related Information ("FAS 131"), was issued. FAS 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual financial statements and requires those enterprises report selected information about operating segments in interim financial reports issued to stockholders. FAS 131 is effective for financial statements for periods beginning after December 15, 1997. The Company believes that the adoption of the standard will not have a material impact on the Company's consolidated results of operations or financial position.

SIMPLE NETWORK COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       INTERIM INFORMATION

       The foregoing unaudited consolidated financial statements as of September 30, 1998, and for the nine months ended September 30, 1997 and 1998 reflect all adjustments (all of which are of a normal recurring nature) which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods. The results for interim periods are not necessarily indicative of results to be expected for the year.

 2.    PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1996 and 1997 consists of the following:

                                                                 1996           1997
                                                              -----------    -----------
             Equipment held under capital leases              $        --    $   914,104
             Computer equipment                                   143,851        638,919
             Furniture, fixtures and leasehold improvements         1,506         10,031
                                                              -----------    -----------

                                                                  145,357      1,563,054
             Less accumulated depreciation                        (17,817)      (304,674)
                                                              -----------    -----------

                                                              $   127,540    $ 1,258,380
                                                              ===========    ===========

       Depreciation expense for 1997 includes $156,533 of amortization expense on equipment held under capital leases.

 3.    CAPITAL LEASE OBLIGATIONS

       Future annual minimum lease payments required under capital leases are:

             YEAR ENDING DECEMBER 31,
                  1998                                                   $496,137
                  1999                                                    337,944
                  2000                                                     91,758
                  2001                                                     27,774
                                                                         --------

                                                                          953,613
                  Less amount representing interest                       199,710
                                                                         --------

                  Present value of net minimum lease payments             753,903
                  Less current portion                                    382,397
                                                                         --------

                                                                         $371,506
                                                                         ========

SIMPLE NETWORK COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Purchases of equipment and maintenance contracts of $155,426 were refinanced as capital leases during 1998, and are included in capital lease obligations at December 31, 1997.

       All capital leases were paid off in 1998 (see Note 9).

4.     INCOME TAXES

       The provision for income taxes charged to operations for the period from March 1, 1996 (Inception) to December 31, 1996 and for the year end December 31, 1997 consist of the following:

                                                            1996               1997
                                                           -------            -------
             Current:
                  Federal                                  $18,271            $34,540
                  State                                      6,300              8,712
                                                           -------            -------

                                                           $24,571            $43,252
                                                           =======            =======

       The Company's tax return reports taxable income and current taxes due, primarily because the tax return reflects all revenue, including revenue deferred for financial statement purposes, as income when collected.

       Deferred taxes are provided for those items reported in different periods for income tax and financial reporting purposes. The Company's net deferred tax asset has been fully reserved because of uncertainty regarding the Company's ability to recognize the benefit of the asset in future years. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below:

                                                                      DECEMBER 31,
                                                                    1996         1997
                                                                  --------    ---------
        Deferred tax assets:
           Accrued expenses not yet deductible for tax purposes   $ 23,151    $ 117,819
           State tax expense                                         2,142        2,962
                                                                  --------    ---------

           Gross deferred tax assets                                25,293      120,781

        Deferred tax liabilities:
           Depreciation and amortization                             9,243        4,192
                                                                  --------    ---------

        Net deferred tax assets                                     16,050      116,589
        Valuation allowance                                        (16,050)    (116,589)
                                                                  --------    ---------
        Deferred tax balance                                      $     --    $      --
                                                                  ========    =========

SIMPLE NETWORK COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate with the difference for each year summarized below:

                                                     1996      1997
                                                    ------    ------
Federal tax provision (benefit) at statutory rate       34%      (34)%
Permanent differences                                    9         2
State taxes, net of federal benefit                      8        (6)
Adjustment due to increase in valuation allowance       95        67
                                                    ------    ------

Provision for income taxes                             146%       29%
                                                    ------    ------

 5.    OPERATING LEASES

       The Company leases its office facilities under a noncancellable operating lease expiring March 31, 1998. Total rent expense for the years ended December 31, 1996 and 1997 is $2,892 and $82,007, respectively.

       On December 16, 1997, the Company entered into an 84-month noncancellable operating lease for new office facilities beginning March 15, 1998. The facilities lease includes a 5-year renewal option. The lease provides a tenant improvement allowance of $30 per usable square foot (approximately $409,000). The monthly lease payments have increases over the lease term. The monthly lease payment is $20,208 during the first two years, increasing to $27,786 for the seventh year of the lease.

       Minimum future commitments under this lease are as follows:

YEAR ENDING DECEMBER 31,
       1998                                  $  194,059
       1999                                     242,499
       2000                                     256,392
       2001                                     284,847
       2002                                     308,101
       Thereafter                               747,705
                                             ----------

                                             $2,033,603
                                             ==========

 6.    COMMON STOCK SUBSCRIBED

       On November 17, 1997, the Company entered into an agreement with an employee to grant 61.85567 shares of common stock as compensation. The Company recorded related compensation expense during 1997 in the amount of $45,000. At December 31, 1997, these shares are classified as common stock subscribed in the Company's balance sheet. In November 1998, the shares were issued.

SIMPLE NETWORK COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.     COMMITMENTS

       The Company has entered into contracts to purchase internet bandwidth which expire through August 2000. The contracts have an aggregate cost of $977,000.

       Subsequent to year end, the Company entered into additional contracts to purchase internet bandwidth which expire at various dates through 2003. The contracts have an aggregate cost of $1,727,172.

 8.    RELATED PARTY TRANSACTIONS

       During 1996, two stockholders contributed cash and various equipment to the Company which in turn issued notes payable for $16,910 with a term of 36 months at 18%. These notes were paid in full by the Company during 1997.

       During 1996, a relative of an employee of the Company rented a condominium to the Company for work use for a term of one year at a monthly amount of $1,000.

       During 1997, the Company entered into a capital lease for computer equipment with a relative of an employee for a term of one year at a monthly amount of $4,174. The lease was paid in full during 1997.

 9.    SUBSEQUENT EVENTS

       Subsequent to December 31, 1997, the Company committed to leasehold improvements in excess of its tenant improvement allowance of approximately $400,000 (Note 5).

       Subsequent to December 31, 1997, the Company entered into several capital lease agreements totaling $413,254 to finance the purchase of equipment and maintenance contracts.

       During March 1998, the Company signed a note payable with a bank in the amount of $500,000 payable in 84 monthly installments of $8,562. Interest is at prime plus 2.50%. Proceeds of the note will be used to pay for leasehold improvements and for working capital. The Company has pledged various equipment as collateral, as well as assignment of life insurance on two of the stockholders and second trust deeds on the personal real estate of the same two stockholders. The loan is also guaranteed by the two stockholders.

       During June 1998, the Company signed a note payable in the amount of $250,000, payable in 60 monthly installments of $5,250. Interest is at 12%. The loan is personally guaranteed by two of the stockholders.

       On November 30, 1998, broadcast.com inc., a Delaware corporation ("broadcast.com") acquired all of the outstanding capital stock of the Company pursuant to an Agreement and Plan of Reorganization, dated as of November 16, 1998 (the "Merger Agreement"), by and among broadcast.com, SN Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of broadcast.com ("MergerCo"), and the Company. In accordance with the terms of the Merger Agreement, MergerCo merged with and into the Company, with the Company as the surviving corporation (the "Merger"). In the Merger, all of the outstanding shares of common stock of the Company were exchanged for 410,809 shares of broadcast.com common stock. The Merger will be accounted for as a pooling of interests.

       Under the terms of the Merger Agreement and the related Escrow Agreement dated November 30, 1998, a total of 20,540 shares of broadcast.com common stock will be held in escrow for the purpose of indemnifying broadcast.com against certain liabilities of the Company. Such escrow will terminate on March 31, 1999.

       During December 1998, the Company paid off all notes payable and capital leases through funding provided by broadcast.com.

                               broadcast.com inc.
                         PRO FORMA FINANCIAL STATEMENTS
                                   (unaudited)

The following unaudited Pro Forma Balance Sheets at December 31, 1996 and 1997 and at September 30, 1998 and the Statements of Operations for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (Pro Forma Statements) have been prepared as if the Acquisition of Simple Networks Communications, Inc. (Simple Net) by broadcast.com inc. (the Company) (Acquisition) had occurred at March 1, 1996 (Inception). The Acquisition has been accounted for as a pooling of interests under the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations".

The Pro Forma Statements of Operations for the year ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 are based upon the historical financial statements of the Company for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 and the historical financial statements of Simple Net for the period from March 1, 1996 (Inception) to December 31, 1996, the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998.

The Pro Forma Statements presented herein are not necessarily indicative of the Company's results of operations that might have occurred had such transaction been completed at Inception or as of the date specified, or indicative of the Company's consolidated financial position or results of operations for any future date or period.

These unaudited Pro Forma Statements should be read in conjunction with the historical financial statements and notes thereto of Simple Network Communications, Inc. included elsewhere in this document and the financial statements of broadcast.com inc. referred to above.

                               broadcast.com inc.
                            PRO-FORMA BALANCE SHEET
                               DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                                PRO FORMA
                                                                      HISTORICAL                ADJUSTMENTS      PRO FORMA
                                                       ---------------------------------------  -----------  ------------------
                                                                             SIMPLE NETWORK
                                                       broadcast.com inc.  COMMUNICATIONS, INC.               broadcast.com inc.
ASSETS
Current assets:
    Cash and cash equivalents                            $ 4,580,286            $   2,741                       $ 4,583,027
    Accounts receivable, net                                 406,802                   --                           406,802
    Prepaid expenses                                          65,760                1,000                            66,760
    Other                                                     17,912                   --                            17,912
                                                         -----------            ---------                       -----------
            Total current assets                           5,070,760                3,741                         5,074,501

    Property and equipment, net                            1,186,182              127,540                         1,313,722
    Other assets                                           1,715,000                1,179                         1,716,179
    Intangible assets, net                                   182,414                   --                           182,414
                                                         -----------            ---------                       -----------
            Total assets                                 $ 8,154,356            $ 132,460                       $ 8,286,816
                                                         ===========            =========                       ===========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                        $ 91,545            $  38,639                       $   130,184
    Accrued liabilities                                      454,926               10,299                           465,225
    Deferred revenue                                              --               57,679                            57,679
    Income tax payable                                            --               24,571                            24,571
    Loan to stockholders                                          --                4,909                             4,909
                                                         -----------            ---------                       -----------
            Total current liabilities                        546,471              136,097                           682,568

    Loan to stockholder, net of current portion                   --                2,266                             2,266
                                                         -----------            ---------                       -----------

            Total liabilities                                546,471              138,363                           684,834

    Stockholder's equity (deficit):
    Common stock                                              57,341                   20        3,965  (1)          61,326
    Additional paid-in capital                            10,807,309                2,030       (3,965) (1)      10,805,374
    Accumulated deficit                                   (3,256,765)              (7,953)                       (3,264,718)
                                                         -----------            ---------                       -----------
            Total stockholder's equity (deficit)           7,607,885               (5,903)                        7,601,982
                                                         -----------            ---------                       -----------

            Total liabilities and stockholder's
               equity (deficit)                          $ 8,154,356            $ 132,460                       $ 8,286,816
                                                         ===========            =========                       ===========

                         broadcast.com inc.
                      PRO-FORMA BALANCE SHEET
                         DECEMBER 31, 1997
                            (UNAUDITED)

                                                                                                 PRO FORMA
                                                                      HISTORICAL                 ADJUSTMENTS      PRO FORMA
                                                       ----------------------------------------  -----------  ------------------
                                                                             SIMPLE NETWORK
                                                       broadcast.com inc.  COMMUNICATIONS, INC.               broadcast.com inc.
ASSETS
Current assets:
    Cash and cash equivalents                            $ 21,337,116          $     3,651                       $ 21,340,767
    Accounts receivable, net                                1,976,765                   --                          1,976,765
    Prepaid expenses                                        1,032,198               27,418                          1,059,616
    Other                                                      11,311                   --                             11,311
                                                         ------------          -----------                       ------------
            Total current assets                           24,357,390               31,069                         24,388,459

    Property and equipment, net                             2,812,971            1,258,380                          4,071,351
    Other assets                                              935,720              119,774                          1,055,494
    Intangible assets, net                                    126,733                   --                            126,733
                                                         ------------          -----------                       ------------
            Total assets                                 $ 28,232,814          $ 1,409,223                       $ 29,642,037
                                                         ============          ===========                       ============

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                        $ 362,214          $   469,367                          $ 831,581
    Accrued liabilities                                       595,242               68,918                            664,160
    Deferred revenue                                           82,420              272,208                            354,628
    Capital lease obligations, current portion                     --              382,397                            382,397
                                                         ------------          -----------                       ------------
            Total current liabilities                       1,039,876            1,192,890                          2,232,766
    Capital lease obligations, net of current portion              --              371,506                            371,506
                                                         ------------          -----------                       ------------

            Total liabilities                               1,039,876            1,564,396                          2,604,272

    Stockholder's equity (deficit):
    Common stock                                               85,763                   20        3,965  (1)           89,748
    Additional paid-in capital                             36,838,152                2,030       (3,965) (1)       36,836,217
    Common stock subscribed                                                         45,000                             45,000
    Accumulated deficit                                    (9,730,977)            (202,223)                        (9,933,200)
                                                         ------------          -----------                       ------------
            Total stockholder's equity (deficit)           27,192,938             (155,173)                        27,037,765
                                                         ------------          -----------                       ------------

            Total liabilities and stockholder's
                 equity (deficit)                        $ 28,232,814          $ 1,409,223                       $ 29,642,037
                                                         ============          ===========                       ============

                     broadcast.com inc.
                  PRO-FORMA BALANCE SHEET
                     SEPTEMBER 30, 1998
                        (UNAUDITED)

                                                                                                 PRO FORMA
                                                                      HISTORICAL                 ADJUSTMENTS      PRO FORMA
                                                       ----------------------------------------  -----------  ------------------
                                                                             SIMPLE NETWORK
                                                       broadcast.com inc.  COMMUNICATIONS, INC.               broadcast.com inc.
ASSETS
Current assets:
    Cash and cash equivalents                           $ 58,149,546            $  83,296                       $ 58,232,842
    Accounts receivable, net                               3,007,511                   --                          3,007,511
    Prepaid expenses                                       1,192,947               46,492                          1,239,439
    Other                                                     48,040                   --                             48,040
                                                        ------------          -----------                       ------------
            Total current assets                          62,398,044              129,788                         62,527,832

    Property and equipment, net                            4,144,000            1,643,740                          5,787,740
    Other assets                                              87,536              184,096                            271,632
    Intangible assets, net                                   476,670                   --                            476,670
                                                        ------------          -----------                       ------------
            Total assets                                $ 67,106,250          $ 1,957,624                       $ 69,063,874
                                                        ============          ===========                       ============

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                       $ 678,443            $ 721,600                        $ 1,400,043
    Accrued liabilities                                    1,487,585              101,198                          1,588,783
    Deferred revenue                                         915,240              384,300                          1,299,540
    Notes payable, current portion                                --              143,654                            143,654
    Capital lease obligations, current portion                    --              439,979                            439,979
    Line of credit                                                --               86,299                             86,299
                                                        ------------          -----------                       ------------
            Total current liabilities                      3,081,268            1,877,030                          4,958,298

    Notes payable, net of current portion                         --              576,996                            576,996
    Capital lease obligations, net of current portion             --              408,741                            408,741
                                                        ------------          -----------                       ------------

            Total liabilities                              3,081,268            2,862,767                          5,944,035

    Stockholder's equity (deficit):
    Common stock                                             116,889                   20        3,965   (1)         120,874
    Additional paid-in capital                            84,114,736                2,030       (3,965)  (1)      84,112,801
    Common stock subscribed                                       --               45,000                             45,000
    Accumulated deficit                                  (20,206,643)            (952,193)                       (21,158,836)
                                                        ------------          -----------                       ------------
            Total stockholder's equity (deficit)          64,024,982             (905,143)                        63,119,839
                                                        ------------          -----------                       ------------

            Total liabilities and stockholder's
                   equity (deficit)                     $ 67,106,250          $ 1,957,624                       $ 69,063,874
                                                        ============          ===========                       ============

                                broadcast.com inc.
                        PRO-FORMA STATEMENTS OF OPERATIONS
                           YEAR ENDED DECEMBER 31, 1996
                                    (UNAUDITED)



                                                                      HISTORICAL                         PRO FORMA
                                                       ---------------------------------------------   -----------------
                                                                                 SIMPLE NETWORK
                                                           broadcast.com inc.   COMMUNICATIONS, INC.   broadcast.com inc.
Revenues:
     Business Services                                       $    665,471       $    292,469           $    957,940
     Advertising                                                1,090,629                 --              1,090,629
                                                             ------------       ------------           ------------
             Total revenues                                     1,756,100            292,469              2,048,569

Operating expenses:
     Production costs                                           1,301,253                 --              1,301,253
     Operating and development                                  1,506,449            114,500              1,620,949
     Sales and marketing                                          717,547             49,720                767,267
     General and administrative                                   751,785             89,385                841,170
     Depreciation and amortization                                544,003             17,848                561,851
                                                             ------------       ------------           ------------
             Total operating expenses                           4,821,037            271,453              5,092,490

             Net operating income (loss)                       (3,064,937)            21,016             (3,043,921)

     Interest income                                               76,090                 --                 76,090
     Interest expense                                                  --              4,138                  4,138
                                                             ------------       ------------           ------------

             Net income (loss) before income tax provision     (2,988,847)            16,878             (2,971,969)

     Provision for income taxes                                        --             24,571                 24,571
                                                             ------------       ------------           ------------

             Net loss                                        $ (2,988,847)      $     (7,693)          $ (2,996,540)
                                                             ============       ============           ============

     Basic and diluted net loss per share (2)                $      (0.16)                             $      (0.15)
                                                             ============                              ============

     Shares used in the net loss per share calculation (2)     19,127,542                                19,753,742
                                                             ============                              ============

                     broadcast.com inc.
             PRO-FORMA STATEMENTS OF OPERATIONS
                YEAR ENDED DECEMBER 31, 1997
                        (UNAUDITED)


                                                                      HISTORICAL                     PRO FORMA
                                                       -----------------------------------------   ------------------
                                                                               SIMPLE NETWORK
                                                         broadcast.com inc.  COMMUNICATIONS, INC.  broadcast.com inc.
Revenues:
     Business Services                                         $  3,045,269      $  2,292,676      $  5,337,945
     Advertising                                                  3,810,764                --         3,810,764
                                                               ------------      ------------      ------------
             Total revenues                                       6,856,033         2,292,676         9,148,709

Operating expenses:
     Production costs                                             2,949,641                --         2,949,641
     Operating and development                                    4,659,249           800,999         5,460,248
     Sales and marketing                                          3,389,069           783,259         4,172,328
     General and administrative                                   1,416,276           498,424         1,914,700
     Depreciation and amortization                                1,129,120           287,008         1,416,128
                                                               ------------      ------------      ------------
             Total operating expenses                            13,543,355         2,369,690        15,913,045

             Net operating loss                                  (6,687,322)          (77,014)       (6,764,336)

     Interest income                                                213,110                --           213,110
     Interest expense                                                    --            74,004            74,004
                                                               ------------      ------------      ------------

             Net loss before income tax provision                (6,474,212)         (151,018)       (6,625,230)

     Provision for income taxes                                          --            43,252            43,252
                                                               ------------      ------------      ------------

             Net loss                                          $ (6,474,212)     $   (194,270)     $ (6,668,482)
                                                               ============      ============      ============

     Basic and diluted net loss per share (2)                  $      (0.28)                       $      (0.28)
                                                               ============                        ============

     Shares used in the net loss per share calculation (2)       23,359,554                          24,156,524
                                                               ============                        ============

                     broadcast.com inc.
             PRO-FORMA STATEMENTS OF OPERATIONS
            NINE MONTHS ENDED SEPTEMBER 30, 1997
                        (UNAUDITED)



                                                                      HISTORICAL                     PRO FORMA
                                                       -----------------------------------------   -----------------
                                                                               SIMPLE NETWORK
                                                         broadcast.com inc.  COMMUNICATIONS, INC.  broadcast.com inc.
Revenues:
     Business Services                                         $  2,142,317      $  1,504,864      $  3,647,181
     Advertising                                                  2,318,106                --         2,318,106
                                                               ------------      ------------      ------------
             Total revenues                                       4,460,423         1,504,864         5,965,287

Operating expenses:
     Production costs                                             2,056,868                --         2,056,868
     Operating and development                                    3,062,650           565,334         3,627,984
     Sales and marketing                                          2,206,476           463,427         2,669,903
     General and administrative                                     990,553           270,677         1,261,230
     Depreciation and amortization                                  715,093           173,248           888,341
                                                               ------------      ------------      ------------
             Total operating expenses                             9,031,640         1,472,686        10,504,326

             Net operating income (loss)                         (4,571,217)           32,178        (4,539,039)

     Interest income                                                161,303                --           161,303
     Interest expense                                                    --            46,921            46,921
                                                               ------------      ------------      ------------

             Net loss before income tax provision                (4,409,914)          (14,743)       (4,424,657)

     Provision for income taxes                                          --            25,860            25,860
                                                               ------------      ------------      ------------

             Net loss                                          $ (4,409,914)     $    (40,603)     $ (4,450,517)
                                                               ============      ============      ============

     Basic and diluted net loss per share (2)                  $      (0.19)                       $      (0.19)
                                                               ============                        ============

     Shares used in the net loss per share calculation (2)       23,190,726                          23,987,696
                                                               ============                        ============

                     broadcast.com inc.
             PRO-FORMA STATEMENTS OF OPERATIONS
            NINE MONTHS ENDED SEPTEMBER 30, 1998
                        (UNAUDITED)



                                                                      HISTORICAL                         PRO FORMA
                                                       ------------------------------------------   ------------------
                                                                                SIMPLE NETWORK
                                                         broadcast.com inc.  COMMUNICATIONS, INC.   broadcast.com inc.
Revenues:
     Business Services                                         $  5,777,405      $  3,391,750            $  9,169,155
     Advertising                                                  5,604,899                --               5,604,899
                                                               ------------      ------------            ------------
             Total revenues                                      11,382,304         3,391,750              14,774,054

Operating expenses:
     Production costs                                             3,194,195                --               3,194,195
     Operating and development                                    8,881,134         1,561,699              10,442,833
     Sales and marketing                                          7,291,721           714,765               8,006,486
     General and administrative                                   2,172,415           990,082               3,162,497
     Depreciation and amortization                                1,537,225           755,568               2,292,793
                                                               ------------      ------------            ------------
             Total operating expenses                            23,076,690         4,022,114              27,098,804

             Net operating loss                                 (11,694,386)         (630,364)            (12,324,750)

     Interest income                                              1,218,720                --               1,218,720
     Interest expense                                                    --           119,606                 119,606
                                                               ------------      ------------            ------------

             Net loss before income tax provision               (10,475,666)         (749,970)            (11,225,636)

     Provision for income taxes                                          --                --                      --
                                                               ------------      ------------            ------------

             Net loss                                          $(10,475,666)     $   (749,970)           $(11,225,636)
                                                               ============      ============            ============

     Basic and diluted net loss per share (2)                  $      (0.35)                             $      (0.36)
                                                               ============                              ============

     Shares used in the net loss per share calculation (2)       30,071,024                                30,867,994
                                                               ============                              ============

                               broadcast.com inc.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

The following adjustments were recorded in the pro forma statements:

(1) To record the exchange of Simple Network Communications, Inc. common stock for broadcast.com inc. common stock at a ratio of 199 to 1. The acquisition was accounted for as a pooling of interests.

(2) Effective February 11, 1999, the Company effected a two-for-one split of its Common stock to all shareholders of record at February 1, 1999. The shares used in the net loss per share calculation have been retroactively restated for all periods presented.

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BROADCAST.COM INC.
                                           (Registrant)


                                           By: /s/ JACK RIGGS
                                              ---------------------------------
                                           Name:  Jack Riggs
                                           Title: Chief Financial Officer

Dated: February 16, 1999

                                 EXHIBIT INDEX


Exhibit
Number              Description
------              -----------
 2.1                Agreement and Plan of Reorganization, dated as of
                    November 16, 1998, by and among broadcast.com inc., SN
                    Acquisition, Inc. and Simple Network Communications, Inc.

23.1                Consent of PricewaterhouseCoopers LLP

99.1                Press Release dated December 1, 1998